Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES 40% INCREASE TO QUARTERLY DIVIDEND

Manitowoc, WI, February 20, 2020 – County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank, announced that on February 18, 2020 its Board of Directors declared a quarterly cash dividend of $0.07 per share. The dividend will be payable on March 20, 2020 to shareholders of record as of March 6, 2020.

“We are very pleased to restore the quarterly dividend to pre-2019 levels.  It reflects our solid performance in 2019, as well as our confidence in our future outlook,” stated Tim Schneider, President of the Company and CEO of the Bank.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac and Sheboygan.   Visit our Investor Relations site at Investors.ICBK.com for more details.

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Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com